Exhibit 99.1

ION ANNOUNCES CONFERENCE CALL TO DISCUSS ITS MARKET AND BUSINESS OUTLOOK

HOUSTON— DECEMBER 5, 2011—ION Geophysical Corporation (NYSE: IO) announced today that it will hold a conference call to discuss its three to five year market and business outlook including 2012 highlights. The call, which will be broadcast live over the Internet, will be held on Friday, December 9, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central).

What:	ION Market and Business Outlook Conference Call

When:	Friday, December 9, 2011—10:00 a.m. Eastern Time

How:	Live via phone—By dialing (480) 629-9818 and asking for the ION call a few minutes prior to the start time.
Live over the Internet—by logging on to the web at the address below.

Where: http://investorrelations.i-o.com. The webcast can be accessed from the ION home page or by clicking on the link listed above.

For those who cannot listen to the live call, a telephonic replay will be available through December 23, 2011 and may be accessed by calling (303) 590-3030 using pass code 4493646#. Also, an archive of the webcast will be available shortly after the call on the company’s website at http://investorrelations.i-o.com for approximately 12 months.

ABOUT ION:

ION Geophysical Corporation is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings are designed to allow E&P operators to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and to enable seismic contractors to acquire geophysical data safely and efficiently. Additional information about ION is available at www.iongeo.com.

CONTACTS:

Gregory J. Heinlein

Senior Vice President and Chief Financial Officer

+1.281.781.1046

Jack Lascar

DRG&L

+1.713.529.6600

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